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SAFECO Corporation and Subsidiaries
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EXHIBIT 99.1
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I, Michael S. McGavick, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of SAFECO Corporation, and, except as corrected or supplemented in a subsequent covered report:

         - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the Company's audit committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

         - Annual Report for the year ended December 31, 2001 on Form 10-K of SAFECO Corporation;

         - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of SAFECO Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

         -  any amendments to any of the foregoing.


 /s/ Michael S. McGavick
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Michael S. McGavick

President and Chief Executive Officer

August 14, 2002



Subscribed and sworn to
before me this 14th day of
August 2002.

/s/ Karri J. Harrington
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Notary Public

My Commission Expires: June 27, 2005

[Notary Seal]